EXHIBIT 10.9
                                                                    ------------
                                    ADDENDUM
                                 JOHN C. BELKNAP
                   EMPLOYMENT AND SEVERANCE BENEFITS AGREEMENT
                   -------------------------------------------

         Pursuant to Section 11 of the Employment and Severance Benefits Agreement, dated as of August 20, 1998, between RICHFOOD HOLDINGS, INC., a Virginia Corporation (the "Company"), and John C. Belknap (the "Employee") (the "Agreement"), and in accordance with Sections 1.01, 3.01, 3.02, 3.03, 3.04, 4.01 and 5.01 of the Richfood Supplemental Executive Retirement Plan, as amended and restated as of December 2, 1998 (the "SERP"), and action taken by the Executive Compensation Committee of the Board of Directors of the Company on December 2, 1998, this addendum constitutes specific written confirmation that the Agreement and Employee's SERP benefit are modified by adding the following new Section 5.A.:

         5.A. SERP Benefit. (a) Assuming Employee's continued employment with the Company or an affiliate as of such date, Employee shall be entitled to and vested in the following unreduced benefits under the SERP as of the indicated dates:

                                                      Percentage of Vested
                            Date                 Credited Monthly Compensation*
                            ----                 ------------------------------

                  December 1, 1998                            30%

                  December 1, 2001                            50%

                  December 1, 2007                            70%

* Less applicable qualified plan and social security offsets.

         (b) Employee may elect to retire under the SERP at any time on or after attaining age sixty-three (63) and receive the vested benefit Employee has accrued under the SERP as of such date.

         (c) Notwithstanding the above, upon any Change in Control of the Company, Employee shall be entitled to receive a lump sum payment in an amount equal to the present value of the benefit Employee otherwise would have been entitled to receive upon retirement under the SERP on or after September 1, 2009. The amount of such lump sum payment shall be calculated in accordance with Exhibit A attached hereto.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf, and Employee has duly executed this Agreement, all as of December 2, 1998.

                                          RICHFOOD HOLDINGS, INC.



                                          By:      /s/ John E. Stokely
                                             --------------------------------
                                               Chairman, President and Chief
                                               Executive Officer

                                          JOHN C. BELKNAP


                                          /s/ John C. Belknap
                                          -----------------------------------
                                          John C. Belknap
Attachment